Exhibit 4.2

CANADIAN PRIVATE PLACEMENT MEMORANDUM	CONFIDENTIAL

VIRTUALARMOUR INTERNATIONAL INC.
(Incorporated under the laws of the State of Colorado)

SHARES OF COMMON STOCK
__________________________
Price: US$_____ per Share
 __________________________
This Canadian Private Placement Memorandum constitutes an offering of the Shares (as defined below) only in those jurisdictions and to those persons where and to whom they may be lawfully offered for sale, and only by persons permitted to sell such Shares.  This Canadian Private Placement Memorandum is not, and under no circumstances is to be construed as, an advertisement or a public offering of the Shares referred to in this document in Canada.  No securities commission or similar authority in Canada has reviewed or in any way passed upon this Canadian Private Placement Memorandum or the merits of the Shares described herein and any representation to the contrary is an offence.
The information contained within this Canadian Private Placement Memorandum is furnished on a confidential basis to prospective investors solely to enable such investors to evaluate the Shares described in this Canadian Private Placement Memorandum. By accepting delivery of this Canadian Private Placement Memorandum, each such prospective investor agrees that they will not transmit, reproduce or otherwise make this Canadian Private Placement Memorandum, or any information contained in it, available to any other person, other than those persons, if any, retained by such prospective investor to advise the investor with respect to the Shares, without the prior written consent of VirtualArmour International Inc.

The date of this Canadian Private Placement Memorandum is ___________, 2017.

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CANADIAN PRIVATE PLACEMENT MEMORANDUM
 British Columbia, Ontario and Québec
This Canadian Private Placement Memorandum relates to an offering for sale of shares of common stock (the “Shares”) in the capital of VirtualArmour International Inc. (the “Company”).  The offering of the Shares in Canada is being made on a private placement basis and only to certain investors in Canada who are permitted to purchase the shares under applicable Canadian securities laws.  Canadian investors should refer to “Summary” and “Plan of Distribution” in the US Offering Circular (defined below) for additional information pertaining to the Shares and the terms of the offering.
The Shares are offered subject to certain terms and conditions set forth in the US Offering Circular. The minimum investment per purchase by a Canadian investor is US$25,000 or ____ Shares. The minimum size of the offering is US$300,000 or ____ Shares. The maximum size of the offering is US$_______ or 11,153,889 Shares.
The Company’s board has the discretion to revoke or suspend the offering or to reduce subscriptions. Canadian investors should refer to “Summary” in the US Offering Circular for additional general information.
Attached hereto and forming part of this Canadian Private Placement Memorandum is an offering circular of the Company dated _________, 2017 filed with the Securities and Exchange Commission in the United States under the Securities Act of 1933, including the documents incorporated by reference therein, the exhibits and any supplement that may be made publicly available (collectively, the “US Offering Circular”). All references herein to this Canadian Private Placement Memorandum include the US Offering Circular. Except as otherwise provided herein, capitalized and other terms used within this Canadian Private Placement Memorandum without definition have the meanings assigned to them within the US Offering Circular. The offering of the Shares in Canada is being made solely by this Canadian Private Placement Memorandum and any decision to purchase the Shares should be based solely on information contained within this document. No person has been authorized to give any information or to make any representations concerning this offering other than as contained herein and, if given or made, any such information or representation may not be relied upon. Statements made within this Canadian Private Placement Memorandum are as of the date of this Canadian Private Placement Memorandum unless expressly stated otherwise. Neither the delivery of this Canadian Private Placement Memorandum at any time, nor any other action with respect hereto, shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to such date.
Canadian investors are advised that the information contained within the US Offering Circular has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the US Offering Circular and the suitability of an investment in the Shares in their particular circumstances.
This Canadian Private Placement Memorandum constitutes an offering of the Shares in British Columbia, Ontario and Québec (the “Private Placement Jurisdictions”) and is for the confidential use of only those persons to whom it is delivered by the Company in connection with the offering of the Shares in the Private Placement Jurisdictions. The Company reserves the right to reject all or part of any offer to purchase the Shares for any reason or allocate to any investor less than all of the Shares for which it has subscribed.
Investing in the Shares involves financial risks. Canadian investors should refer to “Risk Factors” in the US Offering Circular for additional information and should consult their own legal, financial and tax advisors concerning the risks of an investment in their particular circumstances prior to investing.
Statements made within this Canadian Private Placement Memorandum are as of the date of this Canadian Private Placement Memorandum unless expressly stated otherwise. Neither the delivery of this Canadian Private Placement Memorandum at any time, nor any other action with respect hereto, shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to such date.

RESPONSIBILITY
Except as otherwise expressly required by applicable law, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the Company as to the accuracy or completeness of the information contained in this Canadian Private Placement Memorandum or any other information provided by the Company in connection with the offering of the Shares.
RESALE RESTRICTIONS
The distribution of the Shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the Shares must be made in accordance with applicable Canadian securities laws which may require resales to be made in accordance with prospectus and dealer registration requirements or exemptions from the prospectus and dealer registration requirements. These resale restrictions may in some circumstances apply to resales of the Shares outside of Canada. Canadian investors are advised to seek legal advice prior to any resale of the Shares.
Canadian investors should refer to the US Offering Circular for additional general information.
FORWARD-LOOKING INFORMATION
This Canadian Private Placement Memorandum contains “forward-looking information” as such term is defined under applicable Canadian securities laws. Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding the Company’s financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the Company’s expectations of future results, performance, achievements, prospects or opportunities or the markets in which the Company operates is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “scheduled”, “estimates”, “outlook”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Discussions containing forward-looking information may be found, among other places, under “Summary”, “Dilution”, “Plan of Distribution” and “Use of Proceeds to the Issuer” in this Canadian Private Placement Memorandum.

Forward-looking statements in this Canadian Private Placement Memorandum include, but are not limited to, statements with respect to:

•	the Company’s plans for future business development and marketing activities, including plans for and timing of expansion of its products and services;
•	the Company’s strategic goals and outlooks;
•	the Company’s anticipated cash needs and its needs for additional financing, funding costs, ability to extend or refinance any outstanding amounts under the Company’s credit facilities;
•	the Company’s ability to protect, maintain and enforce its intellectual property;
•	the Company’s expectations regarding client and industry acceptance of its products and services;
•	third-party claims of infringement or violation of, or other conflicts with, intellectual property rights;
•	the Company’s future growth plans, including expansion into new industry segments;
•	the Company’s success in building awareness of its services;
•	the acceptance by the Company’s customers and the marketplace of new technologies and solutions;
•	the Company’s ability to attract new customers and develop and maintain existing customers;
•	the Company’s ability to attract and retain personnel;
•	the Company’s expectations with respect to advancement of its product offering;
•	the Company’s competitive position and the regulatory environment in which the Company operates;
•	the Company’s ability to access the capital markets;
•	anticipated trends and challenges in the Company’s business and the markets in which it operates;
•	the Company’s intended use of proceeds of the offering;
•	the completion of the proposed offering.

This forward-looking information is based on management’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from expectations as expressed or implied within this Canadian Private Placement Memorandum. Risks and other factors that could cause actual results to differ materially from expectations include, among other things:

•	the Company’s efforts to expand its market reach and product and service portfolio;
•	changes in the regulatory environment or in the way regulations are interpreted;
•	privacy;
•	economic conditions;
•	disruptions in the credit markets;
•	the Company’s reliance on a few key customers;
•	the Company’s ability to access additional capital through issuances of equity and debt securities;
•	the concentration of the Company’s debt funding sources and its ability to access additional capital from those sources, particularly given the current status of its lines of credit;
•	the financial covenants under the Company’s credit facilities;
•	security breaches of clients’ confidential information;
•	a decline in demand for the Company’s products and services;
•	the Company’s products achieving sufficient market acceptance;
•	protecting intellectual property rights;
•	claims by third parties for alleged infringement of their intellectual property rights;
•	the use of open source software and any failure to comply with the terms of open source licenses;
•	serious errors or defects in our software and attacks or security breaches;
•	access to reliable third-party data;
•	the Company’s risk management efforts;
•	the Company’s levels of indebtedness from time to time and its ability to repay such debt;
•	exchange rate fluctuations;
•	the Company’s marketing efforts and ability to increase brand awareness;
•	misconduct and/or errors by employees and third-party service providers;
•	the Company reliance on security operation centers to deliver its services and any disruption thereof;
•	competition in the industry in which the Company operates;
•	the Company’s reliance on key personnel;
•	competition for employees;
•	preserving the Company’s corporate culture;
•	risks related to litigation;
•	earthquakes, fire, power outages, flood, and other catastrophic events, and interruption by man-made problems such as terrorism;
•	the Company’s discretion in the use of the proceeds of the offering;
•	volatility in the market price for the Shares;
•	future sales of the Company’s securities by existing shareholders causing the market price for the Shares to fall;
•	no cash dividends for the foreseeable future; and
•	the other factors discussed under “Risk Factors” in the US Offering Circular.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” in the US Offering Circular should be considered carefully by readers.

Although management has attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that it presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Canadian Private Placement Memorandum represents the Company’s expectations as of the date of this Canadian Private Placement Memorandum (or as the date they are otherwise stated to be made), and are subject to change after such date. However, the Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws in Canada.

All of the forward-looking information contained in this Canadian Private Placement Memorandum is expressly qualified by the foregoing cautionary statements. Investors should read this entire Canadian Private Placement Memorandum and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the Shares.
TAXATION
Any discussion of taxation and related matters contained within this Canadian Private Placement Memorandum does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the Shares and, in particular, does not address Canadian tax considerations. Canadian investors should consult with their own legal and tax advisers with respect to the tax consequences of an investment in the Shares in their particular circumstances and with respect to the eligibility of the Shares for investment by such investor under relevant Canadian legislation and regulations.
CURRENCY AND FINANCIAL REPORTING
Currency
All dollar amounts in the US Offering Circular are expressed in United States dollars unless otherwise indicated.
Financial Reporting
The Company prepares its audited consolidated financial statements in United States dollars, and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The financial statements and other information included in the US Offering Circular are unaudited and were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). U.S. GAAP differs from IFRS. The Company will not provide Canadian investors with any reconciliation of the Company’s financial statements or any other information contained in the Canadian Private Placement Memorandum to IFRS. Accordingly, Canadian investors should consult their own legal and financial advisors for additional information regarding the Company’s financial statements contained in the Canadian Private Placement Memorandum prior to investing in the Shares. Canadian investors should refer to the Company’s audited financial statements and MD&A available on www.sedar.com.

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ENFORCEMENT OF LEGAL RIGHTS
The Company is incorporated under the laws of the State of Colorado. All or substantially all of the members of the Company board are located outside of Canada and, as a result, it may not be possible for Canadian investors to effect service of process within Canada upon the Company or such persons. All or a substantial portion of the assets of the Company and such other persons are or may be located outside of Canada and, as a result, it may not be possible to satisfy a judgement against the Company or such persons in Canada or to enforce a judgement obtained in Canadian courts against the Company or persons outside of Canada.
Canadian investors should consult with their own legal advisers concerning the enforceability of civil liabilities and judgements in the United States and other jurisdictions outside of Canada, as applicable, prior to investing in the Shares.
STOCKHOLDER RIGHTS
Canadian investors in the offering will receive Shares, being shares of common stock in the capital of a corporation incorporated under the laws of Colorado. Differences between the laws of Colorado and provincial and applicable federal laws in Canada may result in differences in the rights of shareholders resident in those jurisdictions. Canadian investors should consult with their own legal advisers concerning the differences between shareholder rights under the laws of Colorado and shareholder rights under the laws of their local jurisdiction, prior to investing in the Shares.
LANGUAGE OF DOCUMENTS
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Shares described herein (including for greater certainty this Canadian Private Placement Memorandum any purchase confirmation or any notice) be drawn up in the English language only.  Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
RIGHTS OF ACTION FOR DAMAGES OR RESCISSION
Securities legislation in certain of the Canadian provinces provides investors of Shares pursuant to an offering memorandum (such as this Canadian Private Placement Memorandum) with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum and any amendment to it contains a “Misrepresentation”. Where used herein, “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the investor within the time limits prescribed by applicable securities legislation.

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Ontario
Section 130.1 of the Securities Act (Ontario) provides that every investor of Shares pursuant to an offering memorandum (such as this Canadian Private Placement Memorandum) shall have a statutory right of action for damages or rescission against the Company in the event that the offering memorandum contains a Misrepresentation. An investor who purchases Shares offered by the offering memorandum during the period of distribution has, without regard to whether the investor relied upon the Misrepresentation, a right of action for damages or, alternatively, while still the owner of the Shares, for rescission against the Company provided that:
(a)	if the investor exercises its right of rescission, it shall cease to have a right of action for damages as against the Company;
(b)	the Company will not be liable if they prove that the investor purchased the Shares with knowledge of the Misrepresentation;
(c)	the Company will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the Shares as a result of the Misrepresentation relied upon; and
(d)	in no case shall the amount recoverable exceed the price at which the Shares were offered.
Section 138 of the Securities Act (Ontario) provides that no action shall be commenced to enforce these rights more than:
(a)	in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or
(b)	in the case of an action for damages, the earlier of:
(i)	180 days after the date that the investor first had knowledge of the facts giving rise to the cause of action; or
(ii)	three years after the date of the transaction that gave rise to the cause of action.
This Canadian Private Placement Memorandum is being delivered to Ontario investors in reliance on the exemption from the prospectus requirements contained under section 2.3 of National Instrument 45-106 – Prospectus Exemptions (the “accredited investor exemption”). The rights referred to in section 130.1 of the Securities Act (Ontario) do not apply in respect of an offering memorandum (such as this Canadian Private Placement Memorandum) delivered to a prospective investor in connection with a distribution made in reliance on the accredited investor exemption if the prospective investor is:
(a)	a Canadian financial institution or a Schedule III bank (each as defined in NI 45-106);
(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or
(c)
a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

The foregoing summary is subject to the express provisions of the securities legislation referred to above and the rules, regulations and other instruments thereunder, and reference is made to the complete text of such provisions. Such provisions may contain limitations and statutory defences on which the Company may rely. The enforceability of these rights may be limited as described herein under section entitled “Enforcement of Legal Rights”.
The rights of action for damages or rescission discussed above are in addition to, and without derogation from, any other right or remedy which investors may have at law.

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